UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2005

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement.

Effective September 29, 2005, Edwards Lifesciences Corporation (the “Company”) entered into a First Amendment (the “First Amendment”) to its Five Year Credit Agreement dated as of June 28, 2004, among the Company, as borrower; the lenders party thereto; JP Morgan Chase Bank as Administrative Agent; J.P. Morgan Europe Limited as London Agent; Mizuho Corporate Bank, Limited as Tokyo Agent; Bank of America, N.A. as Syndication Agent; and The Bank of Tokyo - Mitsubishi, Ltd., Mizuho Corporate Bank, Limited, Suntrust Bank and Wachovia Bank, N.A., as Documentation Agents.  The First Amendment reallocates, among various currencies and lenders, the maximum commitments of each lender.  A copy of the First Amendment is attached as Exhibit 10.1.

Effective September 27, 2005, affiliates of the Company entered into a Seventh Amendment to Receivables Purchase Agreement (the “Seventh Amendment”) to amend the Receivables Purchase Agreement, dated as of December 21, 2000, by and among Edwards Lifesciences Financing LLC, Edwards Lifesciences LLC, Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A., as amended (the “Receivables Purchase Agreement”).  The Seventh Amendment redefines the pool of Company receivables eligible for financing and extends the maturity date of the Receivables Purchase Agreement to September 19, 2006.  A copy of the Seventh Amendment is attached as Exhibit 10.2.

Item 9.01.             Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description

10.1	First Amendment to the Five Year Credit Agreement, dated as of September 29, 2005.

10.2	Seventh Amendment to Receivables Purchase Agreement, dated as of September 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2005

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Jay P. Wertheim
Jay P. Wertheim
Vice President, Associate General Counsel
and Secretary

Exhibit Index

Exhibit Number	Description

10.1	First Amendment to the Five Year Credit Agreement, dated as of September 29, 2005.

10.2	Seventh Amendment to Receivables Purchase Agreement, dated as of September 27, 2005.